Exhibit 3.1
CERTIFICATE OF ELIMINATION
OF
8% CONVERTIBLE PREFERRED STOCK,
$2.16 CUMULATIVE CONVERTIBLE PREFERRED STOCK,
$2.20 CUMULATIVE CONVERTIBLE PREFERRED STOCK,
SERIES A PARTICIPATING PREFERRED STOCK,
AND
7.25% MANDATORILY CONVERTIBLE PREFERRED STOCK
OF
TESORO CORPORATION
Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware
          Tesoro Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
     1. That the Board of Directors of the Company (the “Board”), pursuant to Section 151 of the DGCL and the authority granted in the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), by resolution duly adopted, authorized the issuance of a series of 27,350 shares of 8% Convertible Preferred Stock, without par value (the “8% Convertible Preferred Stock”), and established the powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and authorized the filing of a certificate of designations (the “8% Certificate of Designations) with respect to such 8% Convertible Preferred Stock, which 8% Certificate of Designations was filed by the Company in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on February 25, 1971.
     2. That, pursuant to Section 151 of the DGCL and the authority granted in the Certificate of Incorporation, the Board, by resolution duly adopted, authorized an increase in the number of outstanding shares of 8% Convertible Preferred Stock to 40,000 shares, and authorized the filing of a Certificate of Increase with respect to such increase, which Certificate of Increase was filed on May 4, 1971 in the office of the Secretary of State.
     3. That, pursuant to Section 151 of the DGCL and the authority granted in the Certificate of Incorporation, the Board, by resolution duly adopted, authorized the issuance of a series of 4,400,000 shares of $2.16 Cumulative Convertible Preferred Stock, without par value (the “$2.16 Convertible Preferred Stock”), and established the powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and authorized the filing of a certificate of designations (the “$2.16 Certificate of Designations”) with respect to such $2.16 Convertible Preferred Stock, which

$2.16 Certificate of Designations was filed on December 17, 1975 in the office of the Secretary of State.
     4. That, pursuant to Section 151 of the DGCL and the authority granted in the Certificate of Incorporation, the Board, by resolution duly adopted, authorized an increase in the number of outstanding shares of $2.16 Convertible Preferred Stock to 4,600,000 shares, and authorized the filing of a Certificate of Increase with respect to such increase, which Certificate of Increase was filed on February 25, 1977 in the office of the Secretary of State.
     5. That, pursuant to Section 151 of the DGCL and the authority granted in the Certificate of Incorporation, the Board, by resolution duly adopted, authorized a reduction in the number of outstanding shares of $2.16 Convertible Preferred Stock to 1,600,000 shares, and authorized the filing of a Certificate of Decrease with respect to such reduction, which Certificate of Decrease was filed on January 28, 1983 in the office of the Secretary of State.
     6. That, pursuant to Section 151 of the DGCL and the authority granted in the Certificate of Incorporation, the Board, by resolution duly adopted, authorized the issuance of a series of 2,875,000 shares of $2.20 Cumulative Convertible Preferred Stock, without par value (the “$2.20 Convertible Preferred Stock”), and established the powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and authorized the filing of a certificate of designations (the “$2.20 Certificate of Designations”) with respect to such $2.20 Convertible Preferred Stock, which $2.20 Certificate of Designations was filed on January 28, 1983 in the office of the Secretary of State.
     7. That, pursuant to Section 151 of the DGCL and the authority granted in the Certificate of Incorporation, the Board, by resolution duly adopted, authorized the issuance of a series of 250,000 shares of Series A Participating Preferred Stock, without par value (the “Series A Preferred Stock”), and established the powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and authorized the filing of a certificate of designations (the “Series A Certificate of Designations”) with respect to such Series A Preferred stock, which Series A Certificate of Designations was filed on December 16, 1985 in the office of the Secretary of State.
     8. That, pursuant to Section 151 of the DGCL and the authority granted in the Restated Certificate of Incorporation, the Board, by resolution duly adopted, authorized the issuance of a series of 103,500 shares of 7.25% Mandatorily Convertible Preferred Stock, without par value (the “7.25% Convertible Preferred Stock,” and, together with the 8% Convertible Preferred Stock, the $2.16 Convertible Preferred Stock, the $2.20 Convertible Preferred Stock and the Series A Preferred Stock, the “Designated Preferred Stock”), and established the powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and authorized the filing of a certificate of designations (the “7.25% Certificate of Designations,” and, together with the 8% Certificate of Designations, the $2.16 Certificate of Designations, the $2.20 Certificate of

Designations and the Series A Certificate of Designations, the “Certificates of Designations”) with respect to such 7.25% Convertible Preferred Stock, which 7.25% Certificate of Designations was filed on June 29, 1998 in the office of the Secretary of State.
     9. That all of the issued and outstanding shares of Designated Preferred Stock have been redeemed, converted, or otherwise cancelled, and, therefore, no shares of Designated Preferred Stock are outstanding as of the date hereof.
     10. That the Board has adopted the following resolutions:
     NOW, THEREFORE, BE IT RESOLVED, that the Board hereby determines that no shares of any of the series of Designated Preferred Stock are outstanding, and that no additional shares of such series of Designated Preferred Stock shall be issued pursuant to the Certificates of Designations applicable thereto; and
     FURTHER RESOLVED, that all matters set forth in the Certificates of Designations with respect to the Company’s Designated Preferred Stock be eliminated from the Certificate of Incorporation; and
     FURTHER RESOLVED, that the Chairman of the Board, President and Chief Executive Officer; the Executive Vice President and Chief Operating Officer; the Executive Vice President and Chief Administrative Officer; the Senior Vice President, General Counsel and Secretary; the Vice President, Chief Financial Officer; and the Vice President and Controller of the Company (collectively, the “Authorized Officers”) be, and each of them hereby is, authorized and directed to file a Certificate of Elimination with the office of the Secretary of State setting forth a copy of these resolutions whereupon all matters set forth in the Certificates of Designations with respect to such Preferred Stock shall be eliminated from the Certificate of Incorporation; and
     FURTHER RESOLVED, that the Authorized Officers of the Company be, and they hereby are, authorized and directed, jointly and severally, for and in the name and on behalf of the Company, to execute and deliver any and all certificates, agreements, and other documents, take any and all steps and do any and all things which they may deem necessary or advisable in order to effect the purposes of each and all of the foregoing resolutions; and
     FURTHER RESOLVED, that any actions taken by such Authorized Officers prior to the date of these resolutions that are within the authority conferred hereby are hereby ratified, confirmed and approved in all respects as the act and deed of the Company.

     11. That, accordingly, all matters set forth in the Certificates of Designations with respect to the Designated Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, as heretofore amended.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer as of this 4th day of February, 2008.

By:	/s/ Charles S. Parrish
	Name:	Charles S. Parrish
	Title:	Senior Vice President, General Counsel and Secretary